                                    AMISTAR
                                237 Via Vera Cruz
                          San Marcos, California 92069


                                 PROXY STATEMENT
                                 MARCH 25, 2003

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amistar Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 7, 2003 at 10:00 A.M., local time, at the Company headquarters in San Marcos, California, and at any adjournments or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect six Directors. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted. Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the Shareholders on or about April 7, 2003.

The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment thereof. At the close of business on the record date there were outstanding 3,082,604 shares of common stock of the Company (the "Common Stock"). The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held (unless there is cumulative voting, as described below). The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

In the event that, prior to the election of Directors, a Shareholder has given notice at the Annual Meeting of such Shareholder's intention to cumulate votes (i.e. to cast for any one or more candidates a number of votes for each share equal to the number of Directors to be elected) and the names of such candidate or candidates have been placed in nomination, then in electing Directors all Shareholders may cumulate their votes for candidates in nomination. Otherwise, no Shareholder shall be entitled to cumulate votes. The Company has not been advised that any Shareholder intends to give notice of intention to nominate a Director or to cumulate votes for Directors. In the event the Directors are to be elected by cumulative voting, the persons named in the accompanying form of proxy will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. Whether or not there is cumulative voting, the six candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect.

If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares of Common Stock will be voted "FOR" the Directors nominated. In matters other than the election of Directors, under California law abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved. For purposes of SEC Rule 16b-3, however, abstentions are treated as votes against the proposal while broker non-votes are not counted.

In the event that sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named in the proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice and the enclosed proxy form and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals on account of such activities.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees
--------

The Bylaws of the Company presently provide that the authorized number of Directors shall be no less than five and no more than nine and that the exact number of Directors shall be fixed from time to time by the Board of Directors. At present, the Board has fixed the number of Directors at six.

At the Annual Meeting, six Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors intends to nominate the six persons named below (each of whom currently serves as a Director until the Annual Meeting and until a successor has been elected and qualified) for election as Directors. Unless otherwise instructed the proxy holders intend to vote the shares of Common Stock represented by the proxies to cause the election of these nominees. All of these nominees have indicated that they are able and willing to serve as Directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of our executive officers.

Information Concerning Nominees
-------------------------------

The nominees are listed below, together with their ages, positions and offices with the Company.

                  Name            Age                    Title
        ------------------------  ---  ----------------------------------------

        Stuart C. Baker           71   Chairman of the Board and President
        Dr. Sanford B. Ehrlich    51   Director*
        William W. Holl           72   Secretary, Treasurer and Director
        Gordon S. Marshall        83   Director*, Compensation Committee Chair
        Carl C. Roecks            69   Director
        Howard C. White           62   Director*, Audit Committee Chair

(*) Member of the audit and compensation committees


Mr. Baker, a founder of the Company, has served the Company as a Director and President since its inception in 1971 and as its Chairman of the Board since 1993.

Dr. Ehrlich, appointed Director in 2000, has held the position of Associate Professor of Management at the College of Business Administration at San Diego State University, and as the Executive Director of the school's Entrepreneurial Management Center since 1997. Dr. Ehrlich holds Directorships at the Healthy Back Store, Inc and Deep Sky Software, Inc. In addition, Dr. Ehrlich also provides management consulting services.

Mr. Holl, a founder of the Company, has served the Company as Director, Secretary and Treasurer since its inception in 1971 and as Chief Financial Officer from 1978 through 2001. In 2001, Mr. Holl retired and serves the Company on a part-time basis.

Mr. Marshall a director of the Company since 1974, has served the Company as the Chairman of the Board from 1974 to 1993. Mr. Marshall was the founder and former Chairman of the Board of Marshall Industries, an electronics distribution company that was acquired by Avnet Electronics Marketing in 1999.

Mr. Roecks, a founder of the Company, has served the Company in various engineering and management capacities since its inception in 1971. Since 1989, Mr. Roecks has been retired and serves the Company on a part-time basis.

Mr. White, appointed Director in 2000, was employed at Andersen from 1964 until 1991. Mr. White was formerly a partner in charge of the Metropolitan Southern California Region Accounting and Audit Practice and worldwide managing director of finance with Andersen Worldwide. Mr. White has held the position of President of White & White LLC, a financial and business consulting services company, since 1997. Mr. White serves as an independent director and is the designated "financial expert" on the Company's audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock owned on March 7, 2003 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's directors, executive officers, and by all directors and executive officers as a group.

             Directors, Officers                                    Shares
             And 5% Shareholders                             Beneficially Owned (1)              Percent
             -------------------                             ----------------------              -------
Gordon S. Marshall (A)                                            649,900                          21.1%
  237 Via Vera Cruz
  San Marcos, CA 92069

Stuart C. Baker (A)                                               409,800  (2)                     13.3%
  237 Via Vera Cruz
  San Marcos, CA 92069

Carl C. Roecks (A)                                                202,700  (3)                      6.6%
  237 Via Vera Cruz
  San Marcos, CA 92069

Dimensional Fund Advisors, Inc.                                   201,300  (4)                      6.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

William W. Holl (A)                                               150,000  (5)                      4.9%
  237 Via Vera Cruz
  San Marcos, CA 92069

Daniel C. Finn (A)                                                 10,000                              *
  237 Via Vera Cruz
  San Marcos, CA 92069

Harry A. Munn (A)                                                   2,500                              *
  237 Via Vera Cruz
  San Marcos, CA  92069

Howard C. White (A)                                                 3,000                              *
  237 Via Vera Cruz
  San Marcos, CA  92069

Gregory D. Leiser (A)                                               1,300                              *
  237 Via Vera Cruz
  San Marcos, CA 92069

Dr. Sanford B. Ehrlich (A)                                          2,000                              *
  237 Via Vera Cruz
  San Marcos, CA  92069

    (A)  All directors and officers as a group                  1,431,200                          46.4%

    * Less than 1% of the outstanding common stock.

1) Except as indicated in other notes to this table, each shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws.

2) Represents shares held by the Baker Family Trust dated January 16, 1985 for which Mr. Baker and his wife are co-trustees.

3) Represents shares held by the Roecks Family Trust dated June 7, 1984 for which Mr. Roecks and his wife are co-trustees.

4) Information as of December 31, 2002 reported on Schedule 13G dated February 10, 2003 under the Securities Exchange Act of 1934.

5) Represents shares held by the Holl Trust dated September 24, 1998 for which Mr. Holl and his wife are co-trustees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash Compensation
-----------------

The following table sets forth information concerning cash compensation paid or accrued for services rendered during the year ended December 31, 2002 to each of the directors and executive officers of the Company.

Remuneration of Directors
-------------------------

Each non-employee director of the Company receives compensation of $2,500 per quarter and reimbursement of expenses incurred in serving as a director.


I.  SUMMARY COMPENSATION TABLE

THE PURPOSE OF THIS TABLE IS TO SET FORTH IN SPECIFIC COLUMNAR FORM THE TOTAL ANNUAL COMPENSATION OF THE CEO/PRESIDENT AND THE OTHER FOUR MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS WHOSE SALARY AND BONUSES EXCEEDED $100,000 FOR FISCAL 2002.


----------------------------------------------------------------------------
                                        ANNUAL COMPENSATION
----------------------------------------------------------------------------
          (a)               (b)          (c)       (d)              (e)
                                                   (1)              (2)
Name and Principal                                             Other Annual
Position                   Year       Salary ($)  Bonus ($)    Compensation
----------------------------------------------------------------------------
Stuart C. Baker            2002         146,423     0               7,200
President                  2001         147,290     0               7,200
                           2000         150,000     0               7,200

Daniel C. Finn             2002         131,781     0              11,153
VP & GM AIA Division       2001         129,190     0              11,080
                           2000         110,000     0              10,500

Tod N. Kilgore             2002         131,781     0               9,353
VP Marketing /             2001         129,185     0               9,280
Sales-AMS division         2000         125,000     0               9,150

Harry A. Munn              2002         132,757     0              10,945
VP & GM AMS Division       2001         131,900     0              11,160
                           2000         136,000     0              11,280

Gregory D. Leiser          2002         107,377     0               3,221
VP Finance/CFO             2001         105,260     0               3,040
----------------------------------------------------------------------------

(1) Bonuses are shown in the year paid and are based on the prior year's performance.

(2) Includes a car allowance for each named individual (except Gregory Leiser), plus the Company's matching contributions to the Company's 401-K Plan.

     INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held three meetings during the fiscal year ended December 31, 2002. During the year, all directors attended 75% or more of the Board of Directors' meetings.


     In fiscal 2002, the Audit Committee consisted of Howard C. White, Sanford
     B. Ehrlich and Gordon S. Marshall. The Audit Committee met three times in fiscal 2002. The Audit Committee oversees our auditing procedures, receives and accepts the reports of our independent certified accountants, oversees our internal systems of accounting and management controls and makes recommendations to the Board of Directors concerning the appointment of our auditors. The Audit Committee adopted a written charter in 2000 and it was included as an appendix to our Proxy Statement for the 2001 Annual Stockholders Meeting.


     In fiscal 2002, the compensation committee consisted of Gordon S. Marshall, Sanford B. Ehrlich and Howard C. White. The Compensation Committee met one time in fiscal 2002. The compensation committee (i) makes recommendations to the board of directors regarding executive compensation policies, (ii) evaluates the performance of the chief executive officer and other senior officers and (iii) makes recommendations concerning salary, bonus and stock options to be awarded to these officers. No member of the compensation committee has a relationship that would constitute an interlocking relationship with the executive officers or directors of another entity.

     Report of the Audit Committee
     -----------------------------

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2002.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company, and has discussed with KPMG LLP their independence from the Company. Based upon our review and discussions concerning the Company's audited financial statements, we recommend that the audited financial statements for the year ended December 31, 2002 be included in the Company's annual report.

                  Audit Committee
                  Howard C. White, Chairman, "Audit Committee financial expert" Sanford B. Ehrlich
                  Gordon S. Marshall

     Report of the Compensation Committee
     ------------------------------------

     The Committee, which determines and administers the compensation of the Company's executive officers, endeavors to ensure that the compensation program for executive officers is effective in attracting and retaining the key executives responsible for the success of the corporation.

     The Committee takes into account various indicators of corporate and individual performance in determining the level of executive compensation, as net income, earnings per share and return on investment. The Committee also must establish base salaries of the President and other executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position.

     The Committee may also grant stock options to executive officers and key employees. The Committee did not recommend a change in the President/CEO's compensation during 2002.

                  Compensation Committee
                  Gordon S. Marshall, Chairman
                  Sanford B. Ehrlich
                  Howard C. White

FEES TO INDEPENDENT AUDITORS

Audit Fees
----------

The aggregate fees paid to KPMG LLP for professional services rendered in connection with the audit of the Company's consolidated financial statements for the years ended December 31, 2002 and December 31, 2001 and reviews of the Company's condensed financial statements included in its Quarterly Reports on Form 10-Q during fiscal year 2002 and fiscal 2001, were $98,250 and $77,500, respectively.

Audit Related Fees
------------------

There were no fees paid to KPMG LLP for audit related services during fiscal 2002 and fiscal 2001.

Tax Fees
--------

The aggregate fees paid to KPMG LLP for tax compliance services during fiscal 2002 and fiscal 2001 were $33,049 and $29,000, respectively.

All Other Fees
--------------

There were no other fees paid to KPMG LLP during fiscal 2002 and fiscal 2001.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

100% of the services described above were approved by the Audit Committee.

III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

THIS TABLE SETS FORTH INFORMATION ON THOSE INDIVIDUALS NAMED IN TABLE I AS TO THE OPTIONS EXERCISED DURING THE YEAR AND THE STATUS OF OUTSTANDING OPTIONS AT YEAR-END.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
------------------------------------------------------------------------------------------------------------------------------------
             (a)                   (b)                       (c)                          (d)                             (e)
                                                                                                                       Value of
                                                                                        Number of                     Unexercised
                                                                                       Unexercised                    In-the-Money
                                                                                      Options/SARs                    Options/SARs
                                                                                        At FY-End                    at FY-End ($)
                              Shares Acquired                Value                    Exercisable/                    Exercisable/
             Name                Exercise                  Realized                  Unexercisable                    Unexercisable
                                   (#)                        ($)
------------------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker                     0                          0                           0                               $0
President
------------------------------------------------------------------------------------------------------------------------------------
Daniel C. Finn                      0                          0                      22,500/7,500                         $0
VP & GM AIA Division
------------------------------------------------------------------------------------------------------------------------------------
Tod N. Kilgore                      0                          0                      22,500/7,500                         $0
VP Marketing & Sales-AMS Division
------------------------------------------------------------------------------------------------------------------------------------
Harry A. Munn                       0                          0                      15,000/5,000                         $0
VP & GM AMS Division
------------------------------------------------------------------------------------------------------------------------------------
Gregory D. Leiser                   0                          0                      20,000/5,000                         $0
VP Finance/CFO
------------------------------------------------------------------------------------------------------------------------------------

IV. CORPORATE COMPARISON

THE PURPOSE OF THIS TABLE IS TO COMPARE THE PERFORMANCE OF THE COMPANY'S STOCK AGAINST THE NASDAQ STOCK MARKET TOTAL RETURN INDEX (TRI). TOTAL RETURN INCLUDES STOCK APPRECIATION/DEPRECIATION PLUS DIVIDENDS. THE CHART ASSUMES $100 WAS INVESTED 5 YEARS AGO. THE TRI IS THE AVERAGE TOTAL RETURN OF ALL U.S. COMPANIES TRADED OVER THE NASDAQ STOCK MARKET.

                              [GRAPH APPEARS HERE]

--------------------------------------------------------------------------
             AMISTAR           NASDAQ U.S.            NASDAQ NON-FINANCIAL
                               ALL SECTORS                  SECTORS
--------------------------------------------------------------------------
1997        $ 100.00            $ 100.00                    $ 100.00
--------------------------------------------------------------------------
1998         $ 61.54            $ 140.99                    $ 146.75
--------------------------------------------------------------------------
1999         $ 52.00            $ 261.48                    $ 287.81
--------------------------------------------------------------------------
2000         $ 80.92            $ 157.42                    $ 167.76
--------------------------------------------------------------------------
2001         $ 38.46            $ 124.89                    $ 128.19
--------------------------------------------------------------------------
2002         $ 22.15             $ 86.33                     $ 83.85
--------------------------------------------------------------------------

SAVINGS AND RETIREMENT PLAN
---------------------------

The Company maintains the Amistar Corporation Saving and Retirement Plan (the "Retirement Plan"), which is a tax-qualified plan under the Internal Revenue Code (the "Code"). All employees (including officers of the Company) are eligible to participate in the Retirement Plan following the completion of ninety days of service. The Retirement Plan has been amended, effective February 14, 2002, so that participants may make contributions up to the limits allowable by the Internal Revenue Code. The maximum amount of contributions made by certain highly compensated employees may be limited to a lower percentage of their compensation, depending upon the amount of contributions by other employees under the Section 401(k) provisions of the Retirement Plan. The Company is obligated to make a matching contribution to the Retirement Plan equal to 50% of the first 6% of compensation contributed by each participant. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of the Company's matching contributions. Participants are always fully vested in all of their contributions to the Retirement Plan (and in the earnings on such contributions), and participants attain a vested right to the Company's matching contributions made on their behalf to the Retirement Plan (and the earnings thereon) at the rate of 20% for each full year of service after one year until such participants are fully vested after six full years of service.

STOCK OPTION PLAN
-----------------

In 1994, the Company's Board of Directors and common shareholders approved the 1994 Employee Stock Option Plan. The Plan allows for grants of options to purchase up to 310,000 shares of authorized but un-issued common stock. As of December 31, 2002, options to purchase 153,500 shares were available to be granted in the plan. Stock options are granted with an exercise price equal to the stock's fair market value, generally vest over four years from the date of grant, and expire five years after the date of grant.

The following table reflects the exercise prices of options outstanding, of which 122,500 were exercisable as of December 31, 2002:


                                   EXERCISE
                      SHARES         PRICE
                  ---------------------------
                      11,000        $3.50

                       6,000        $2.69

                       8,000        $2.31
                      67,000        $2.13
                      68,000        $1.25

                       5,000        $1.10
                  -----------
                     165,000
                  ===========

EQUITY COMPENSATION PLAN INFORMATION
------------------------------------

The following table provides information as of December 31, 2002 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans. All of the existing equity compensation plans have been approved by the Company's shareholders.

-------------------------------- ------------------------------ ------------------------------ ------------------------------
                                              (a)                             (b)                            (c)
-------------------------------- ------------------------------ ------------------------------ ------------------------------
                                                                                                   Number of securities
                                  Number of securities to be      Weighted-average exercise       remaining available for
                                    issued upon exercise of         price of outstanding       future issuance under equity
         Plan Category               outstanding options,       options, warrants and rights        compensation plans
                                      warrants and rights                                          (excluding securities
                                                                                                 reflected in column (a))
-------------------------------- ------------------------------ ------------------------------ ------------------------------
   Equity compensation plans
 approved by security holders               165,000                         $1.86                         153,500
-------------------------------- ------------------------------ ------------------------------ ------------------------------
 Equity compensation plans not
 approved by security holders                None                           None                           None
-------------------------------- ------------------------------ ------------------------------ ------------------------------

             Total                          165,000                         $1.86                         153,500
-------------------------------- ------------------------------ ------------------------------ ------------------------------


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

During fiscal 2002, the Compensation Committee consisted of Gordon S. Marshall, Sanford B. Ehrlich and Howard C. White and those directors currently serve as the members of the Compensation Committee. None of the members of the Compensation Committee serves as an officer or employee of the Company during the past fiscal year and there were no compensation committee interlocks with other companies within the meaning of the Securities and Exchange Commission's rules during the past fiscal year.

BONUS PLAN
----------

On August 7, 1997 the Compensation Committee of the Board of Directors adopted a bonus plan for executives of the Company effective with years beginning January 1, 1997. The plan provides that bonuses will be paid to certain executives of the Company based on a formula of after tax profits which exceed an 8% return on equity, weighted 70% on the current year and 30% on the prior year. The bonus is calculated as a percentage of salary which equals 3, 4, or 5 times the percentage of after tax profits which exceeds an 8% return on equity, weighted 70% on the current year's performance and 30% on the prior year's performance. All executive officers participate in the plan. No bonuses were accrued or paid for each of the years ended December 31, 2002 and 2001.

CHANGE IN INDEPENDENT ACCOUNTANTS
---------------------------------

On April 1, 2003, the Company's audit committee, as affirmed by the board of directors, dismissed KPMG, LLP ("KPMG") as the Company's independent auditors for the year ending December 31, 2003, and appointed BDO Seidman, LLP as the Company's independent auditors.

The decision to change auditors is the result of the Company's ongoing efforts to reduce expenses. KPMG's reports on the Company's financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2002 and 2001, and through the subsequent period ended March 26, 2003, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's financial statements for such years.

During the fiscal years ended December 31, 2002 and 2001, and through the subsequent period ended March 31, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KPMG with a copy of the foregoing disclosure and KPMG has indicated that it agrees with the statements in the disclosure.

Neither the Company nor anyone engaged on its behalf has consulted with BDO Seidman, LLP during the Company's two most recently completed fiscal years or during its current fiscal year with regard to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) or Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Exchange Act requires "insiders," including the Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission and NASDAQ, and to furnish the Company with copies of all Section 16(a) forms they file. To the best of our knowledge, based solely on our review of the copies of such forms received by the Company, or written representations from reporting persons that no Form 5s were required for those persons, the Company believes that the insiders have complied with all applicable Section 16(a) filing requirements during fiscal 2002.

SHAREHOLDER PROPOSALS
---------------------

Shareholder proposals complying with the applicable rules under the Securities and Exchange Act of 1934 intended to be presented at the Annual Meeting of Shareholders of the Company to be held on the first Wednesday in May 2004 must be received by the Company by February 2, 2004 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of the Secretary, Amistar Corporation, 237 Via Vera Cruz, San Marcos, CA 92069. If a shareholder notifies the Company in writing prior to February 2, 2004, that he or she intends to present a proposal at the Company's 2004 Annual Meeting of Shareholders, the proxy holders designated by the Board of Directors may exercise their discretionary voting authority with regard to the shareholder's proposal and the proxy holder's intentions with respect to the proposal. If the shareholder does not notify the Company by such date, the proxy holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

OTHER BUSINESS
--------------

The Company is not aware of any other business to be presented at the Annual Meeting. All shares of Common Stock represented by proxies will be voted in favor of the proposals of the Company unless otherwise indicated on the form of proxy. If any other matters come before the meeting, proxy holders will vote thereon according to their best judgment.


                                           By Order of the Board of Directors


                                           By: \s\ William W. Holl
                                               -------------------
                                           William W. Holl
                                           Secretary



San Marcos, California
March 26, 2003